UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers.

On January 30, 2023, the Company appointed Kris Kohls, the Company’s former consultant, to serve as its President and Chief Operating Officer, effective immediately.

Mr. Kohls, age 63, has served as a consultant to the Company from September 2022 until his appointment as President and Chief Operating Officer. Mr. Kohls previously served at executive levels within the transportation industry for six of the largest and most successful companies in the trucking industry; including most notably as chief operating officer of Eagle Express—now 10 Roads Express—the largest contractor to the United States Postal Service. Mr. Kohls has also served for several years on the board of directors and as the chairman of the Transportation Profitability Strategies Group, a continuing education program organized by the Terry School of Business, University of Georgia. The Company believes that Mr. Kohls’ significant relevant experience make him well qualified to serve as the Company’s President and Chief Operating Officer.

Mr. Kohls does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions involving Mr. Kohls that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2023	By:	/s/ Michael Bayles
	Name: Title:	Michael Bayles Chief Executive Officer